                                EXHIBIT d.(xviii)

              Form of Amendment Number 6 to Sub-Advisory Agreement
             between Hartford Investment Financial Services Company
                      and Wellington Management Company LLP

                              AMENDMENT NUMBER 6 TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

         The Investment Sub-Advisory Agreement between Hartford Investment Financial Services Company and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended (the "Agreement") is hereby amended to include The Hartford Large Cap Value Fund, The Hartford MidCap Value Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund and The Hartford Focus Growth Fund (the "New Funds") as five new Portfolios. All provisions in the Agreement shall apply to the New Funds except as stated below.

         The sub-advisory fee for each New Fund shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value as stated below:

         The Hartford Large Cap Value Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $50 million                                        0.350%
         Next $100 million                                        0.275%
         Next $350 million                                        0.225%
         Next $500 million                                        0.200%
         Amount Over $1 million                                   0.200%

         The Hartford MidCap Value Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.300%
         Next $350 million                                        0.250%
         Amount Over $500 million                                 0.200%

         The Hartford International Capital Appreciation Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.300%
         Next $350 million                                        0.250%
         Amount Over $500 million                                 0.225%

         The Hartford International Small Company Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.350%
         Amount Over $150 million                                 0.275%

         The Hartford Focus Growth Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.300%
         Amount Over $150 million                                 0.250%

         Wellington Management will waive sub-advisory fees for each New Fund until assets reach $50 million (excluding seed money) or until six (6) months from seeding the Fund, whichever occurs first.

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ___ day of ______, 2001.

HARTFORD INVESTMENT FINANCIAL                 WELLINGTON MANAGEMENT
SERVICES COMPANY                              COMPANY, LLP

 By:                                          By:
      ----------------------------------           -----------------------------
      David M. Znamierowski
      Senior Vice President, Investments